EXHIBIT 10.4.1

IIT RESEARCH INSTITUTE
1750 Tysons Boulevard
Suite 1300
McLean, Virginia 22102

_____________ __, 2002

ALION SCIENCE AND
TECHNOLOGY CORPORATION
1750 Tysons Boulevard
Suite 1300
McLean, Virginia 22102

Ladies and Gentlemen:

     We refer to the Amended and Restated Asset Purchase Agreement by and between Alion Science and Technology Corporation (“Alion”) and IIT Research Institute (“IITRI”), dated as of                , 2002 (the “Asset Purchase Agreement”), pursuant to which you shall purchase substantially all of the assets of IITRI. Unless otherwise provided herein, all capitalized terms used and not defined in this Agreement shall have the respective meanings ascribed to them in the Asset Purchase Agreement. We also make reference to that certain Mezzanine Note Securities Purchase Agreement, dated                , 2002 (the “Mezzanine Note Purchase Agreement”) among Alion and the Holders named in Schedule I thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Mezzanine Note Purchase Agreement.

     For good and valuable consideration, the receipt of and adequacy of which are hereby acknowledged, we hereby agree as follows:

1.     DEFINITIONS. For the purposes of this Agreement (“Agreement”), the following terms shall have the following respective meanings:

“Notes” (each individually a “Note”) shall mean the 12% Senior Subordinated Notes, due                , 2008 issued pursuant to the Mezzanine Note Purchase Agreement.

“Operational Representation” shall mean any representation and warranty under the Mezzanine Note Purchase Agreement made on the Closing Date other than representations and warranties under Sections 6.1, 6.2, 6.3, 6.5(c), the last sentence of Section 6.6, 6.7, 6.8(a), 6.9 (except to the extent that any such information, exhibit or report referenced in said Section 6.9 either (x) was

IIT Research Institute
                    , 2002

prepared by IITRI or (y) related to IITRI’s business or operations prior to the Closing Date), 6.14, 6.17 (to the extent said Section 6.17 relates to any representation or warranty with respect to the ESOT Transaction Documents and the ESOT Transaction), and 6.20.

“Waiver Period” the period during which IITRI and its Affiliates, individually or in the aggregate, hold 50% or more of the principal amount of the Notes outstanding.

2.     WAIVER. At all times during the Waiver Period, IITRI, on behalf of itself and its Affiliates, hereby irrevocably waives, absolutely and unconditionally, any Event of Default (within the meaning of Section 12.1(j) of the Mezzanine Note Purchase Agreement) arising solely from Alion’s breach of any Operational Representation. All other rights of IITRI and Alion under any Note, the Mezzanine Note Purchase Agreement and the other Operative Documents remain in full force and effect.

3.     REPRESENTATIONS AND WARRANTIES BY IITRI. IITRI hereby represents and warrants to Alion the following:

     (a)  it is a not-for-profit corporation duly organized, existing and in good standing under the laws of the State of Illinois;

     (b)  the execution and delivery of this Agreement and the performance of the obligations it imposes are within its corporate powers, have been duly authorized by all necessary action of its board of governors and board of members, and do not contravene the terms of any of its charter or corporate governance documents or any material agreement or undertaking to which it is obligated and will not result in the imposition of any lien on any of the IITRI’s properties, assets or businesses;

     (c)  the execution and delivery of this Agreement and the performance of the obligations it imposes do not violate any law and do not conflict with any other agreement by which IITRI is bound, and no consent or approval or any governmental authority or any third party is required in connection with the execution or delivery of this Agreement or the performance of the obligations it imposes; and

     (d)  this Agreement is a valid and binding agreement, enforceable according to its terms.

4.     THIRD PARTY BENEFICIARY. This Agreement shall bind IITRI, together with its successors and assignees. It is intended for the benefit of and to be enforceable by Alion, Alion’s successors and assignees and the ESOP (which is a third party beneficiary of Alion’s rights under this Agreement) only and no other party shall have any rights, express or implied, by reason of this Agreement.

IIT Research Institute
                    , 2002

5.     FURTHER ASSURANCES. IITRI, on behalf of itself and its Affiliates, hereby agrees to execute and deliver to Alion, from time to time, any additional instruments or documents and to take, or cause to be taken, all actions, reasonably considered necessary, proper or advisable under applicable laws and regulations by Alion to cause this Agreement to be, become or remain valid and effective in accordance with its terms and in order to accomplish most effectively the purpose of this Agreement.

6.     REMEDIES.

     (a)  In the event of any breach of any representation, warranty, covenant, obligation or agreement under this Agreement, in addition to all rights and remedies available to Alion hereunder and under applicable law, Alion shall be entitled to recover from IITRI its reasonable attorneys’ fees related to the enforcement of this Agreement.

     (b)  No remedy conferred to Alion in this Agreement is intended to be exclusive of any other remedy under any under agreement entered into in connection with the transactions set forth in the Asset Purchase Agreement, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     (c)  No course of dealing between IITRI and/or any of its Affiliates, on the one hand, and Alion or any of its Affiliates, successors and assignees, on the other hand, and no delay by Alion or any of its Affiliates, successors and assignees in exercising any rights hereunder or under any of the other agreements entered into in connection with the transactions set forth in the Asset Purchase Agreement, shall operate as a waiver of any rights of Alion or any of its Affiliates, successors and assignees.

7.     EFFECTIVENESS; RELATIONSHIP TO OTHER AGREEMENTS. This Agreement shall become effective as of the day and year first above written. If there is any inconsistency between (i) any prior understandings or any other agreement in relation to the subject matter of this Agreement, including, but not limited to, the Mezzanine Note Purchase Agreement and any Note and (ii) this Agreement, this Agreement will govern and control. Any reference to any agreement or document herein shall be as the same may be amended, modified or supplemented from time to time.

8.     MISCELLANEOUS. This Agreement shall be construed in accordance with the laws of the State of Illinois, without regard to the principles of conflicts of laws. This Agreement may be executed in counterparts, with the intention that all such counterparts, taken together, shall constitute one and the same instrument.

IIT Research Institute
     , 2002

     The parties have executed and delivered this Agreement as of this                     ,2002.

IIT RESEARCH INSTITUTE

By:

Name:

Title:

ALION SCIENCE AND TECHNOLOGY CORPORATION

By:

Name:

Title: